SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 28, 2012

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.                                    Submission of Matters to a Vote of Securityholders

On February 28, 2012, Coherent, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders and the following are the final voting results for the meeting:

Proposal	Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non-Votes
One: To elect seven directors to serve for the ensuing year and until their successors are duly elected
John R. Ambroseo	20,956,836	—	19,946	—	1,461,303
Jay T. Flatley	20,956,322	—	20,460	—	1,461,303
Susan James	20,958,569	—	18,213	—	1,461,303
L. William Krause	20,954,234	—	22,548	—	1,461,303
Garry W. Rogerson	20,957,404	—	19,378	—	1,461,303
Lawrence Tomlinson	20,942,552	—	34,230	—	1,461,303
Sandeep Vij	20,934,447	—	42,335	—	1,461,303
Two: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 29, 2012	22,045,693	382,480	—	9,912	—
Three: To approve the Company’s Amended and Restated Employee Stock Purchase Plan	20,847,235	97,657	—	31,890	1,461,303
Four: To receive an advisory vote on executive officer compensation	20,764,535	187,670	—	24,577	1,461,303

Each of the above-named directors was elected at the annual meeting and stockholders approved: (i) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 29, 2012; (ii) the Company’s Amended and Restated Stock Purchase Plan; and (iii) the compensation of the Company’s named executive officers for the fiscal year ended October 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: March 1, 2012
	By:	/s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and
General Counsel